Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investor Inquiries

Eric Sockol

TechTarget

781-657-1515

esockol@techtarget.com

TechTarget Reports Third Quarter 2009 Financial Results

Internal Investigation Completed; Company Now Current with SEC Reporting Requirements

Company Reaffirms Q4 Financial Guidance; CFO Resigning

Needham, MA — February 8, 2010 —TechTarget, Inc. (NASDAQ: TTGT) today filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  TechTarget also announced today its results for the third quarter of 2009, and that the Company’s Audit Committee has concluded its previously disclosed investigation involving an improper accounting practice. The accounting practice related to certain customer credits being improperly removed as liabilities from the Company’s balance sheet. The Audit Committee conducted the investigation with the assistance of counsel and forensic accounting experts. Consistent with the Company’s November 9, 2009 press release, the Audit Committee has concluded that the improper conduct associated with the accounting practice was limited to a single individual, who was promptly terminated from his position upon discovery of the practice.  The Audit Committee’s investigation found no other improper conduct in connection with any other accounting practice.

To correct the improper accounting related to the customer credits, the Company has recorded a net adjustment for the quarter ended September 30, 2009, which increased liabilities by $967,000 and decreased income before taxes by $967,000. The net adjustment accumulated over several years and includes $57,000 from 2004 to 2006, $362,000 from 2007, $561,000 from 2008 and ($13,000) for the nine months ended September 30, 2009.  Total professional fees related to the investigation are approximately $1.5 million, of which approximately $1.2 million will be recorded in the 2009 fourth quarter results, with the remaining amount to be included in the first quarter of 2010.

As a result of filing its Form 10-Q for the quarter ended September 30, 2009, the Company is now current with its Securities and Exchange Commission reporting requirements and believes that it is now in compliance with Nasdaq’s Listing Rule 5250(c)(1), and the Company expects to receive confirmation of this compliance from Nasdaq in the coming days.

In addition, the Company is announcing that Eric Sockol has announced his resignation as Chief Financial Officer of TechTarget.  Mr. Sockol will remain in his role for a brief transition period while the Company conducts  the search for his replacement.

Third Quarter Results

Total revenue for the third quarter of 2009 was $23.1 million compared to $27.0 million for the comparable prior year quarter. Online revenue was $18.2 million compared to $20.4 million for the third quarter of 2008 and represented 79% of total revenues. Total gross profit margin was 72% compared to 69% for the comparable prior year quarter. Online gross profit margin was 74% compared to 73% for the comparable prior year quarter.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) for the third quarter of 2009 was $4.4 million compared to $6.2 million for the comparable prior year quarter. The third quarter of 2009 includes a prior period adjustment of $967,000 which reduced reported adjusted EBITDA.

Net loss for the third quarter of 2009 was $1.4 million compared to a net income of $707,000 for the comparable prior year quarter. Adjusted net income (net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact) for the third quarter of 2009 was $2.5 million compared to $3.6 million for the comparable prior year quarter.  The third quarter of 2009 includes a prior period adjustment which reduced income before taxes by $967,000 and reduced adjusted net income by $587,000.  Net loss per basic share for the third quarter of 2009 was ($0.03) compared to net income per basic share of $0.02 for the comparable prior year quarter.  Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the third quarter of 2009 was $0.06 compared to $0.08 for the comparable prior year quarter.

As of September 30, 2009, TechTarget had $78.6 million of cash, cash equivalents and short and long-term investments. Outstanding bank debt was $750,000 as of September 30, 2009. Our net cash, as defined as cash, cash equivalents and investments less bank debt increased by $11.3 million compared to December 31, 2008.

Updated Financial Guidance

On November 9, 2009, the Company provided the following financial guidance for the fourth quarter of 2009: total revenues within the range of $21.8 million to $22.8 million; online revenue within the range of $19.0 million to $19.8 million; events revenue to be within the range of $2.8 to $3.0 million; and adjusted EBITDA within the range of $4.5 million to $5.3 million, excluding costs associated with the investigation into the now-concluded accounting matter.

The Company is currently undergoing its 2009 audit, but estimates that its Q4 2009 results will be above the midpoint of the range for each of the metrics provided, excluding costs associated with the accounting investigation.

Release of Fourth Quarter and Full Year 2009 Results

The Company expects to complete its annual 2009 audit and file its Form 10-K for the year ended December 31, 2009 on a timely basis. TechTarget expects to hold a conference call to discuss its fourth quarter and full year 2009 results no later than the first week of March; the exact date and detailed information for that call will be announced no less than ten days prior to the call.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact for the specific adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors.  Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online technology media company, gives technology providers ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of more than 60 technology-specific websites and more than 7.5 million registered members, TechTarget is a primary Web destination for technology professionals researching products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of webcasts, podcasts, videos and virtual trade shows for the technology market. Its websites are complemented by numerous invitation-only events. TechTarget provides proven lead generation and branding programs to top advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2010 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks of TechTarget. All other trademarks are the property of their respective owners.

TECHTARGET, INC.

Consolidated Balance Sheets

(in $000’s)

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,884	$24,130
Short-term investments	47,519	42,863
Accounts receivable, net of allowance for doubtful accounts	15,623	17,622
Prepaid expenses and other current assets	4,604	6,251
Deferred tax assets	2,979	2,959
Total current assets	92,609	93,825

Property and equipment, net	3,502	3,904
Long-term investments	9,247	2,575
Goodwill	88,957	88,958
Intangible assets, net of accumulated amortization	13,680	17,242
Deferred tax assets	4,346	3,369
Other assets	93	139

Total assets	$212,434	$210,012

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of bank term loan payable	$750	$3,000
Accounts payable	3,322	3,404
Income taxes payable	59	—
Accrued expenses and other current liabilities	1,850	2,908
Accrued compensation expenses	638	702
Deferred revenue	9,273	8,749
Total current liabilities	15,892	18,763

Long-term liabilities:
Other liabilities	527	312
Total liabilities	16,419	19,075

Commitments	—	—

Stockholders’ equity:
Preferred stock	—	—
Common stock	42	42
Additional paid-in capital	230,850	221,597
Warrants	2	2
Accumulated other comprehensive loss	37	(77)
Accumulated deficit	(34,916)	(30,627)
Total stockholders’ equity	196,015	190,937

Total liabilities and stockholders’ equity	$212,434	$210,012

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)
Revenues:
Online	$18,191	$20,420	$52,274	$57,701
Events	4,865	5,496	10,991	16,743
Print	—	1,080	—	3,430
Total revenues	23,056	26,996	63,265	77,874

Cost of revenues:
Online (1)	4,789	5,462	14,445	16,113
Events (1)	1,741	2,328	4,277	7,078
Print	—	580	—	1,758
Total cost of revenues	6,530	8,370	18,722	24,949

Gross profit	16,526	18,626	44,543	52,925

Operating expenses:
Selling and marketing (1)	8,644	8,161	24,183	25,490
Product development (1)	2,276	2,788	6,551	8,440
General and administrative (1)	5,486	3,662	13,469	10,915
Depreciation	510	579	1,544	1,884
Amortization of intangible assets	1,166	1,259	3,562	4,071
Total operating expenses	18,082	16,449	49,309	50,800

Operating income (loss)	(1,556)	2,177	(4,766)	2,125

Interest income (expense), net	130	248	194	934

Income (loss) before provision for income taxes	(1,426)	2,425	(4,572)	3,059

Provision for (benefit from) income taxes	12	1,718	(283)	1,736

Net income (loss)	$(1,438)	$707	$(4,289)	$1,323

Net income (loss) per common share:
Basic	$(0.03)	$0.02	$(0.10)	$0.03
Diluted	$(0.03)	$0.02	$(0.10)	$0.03

Weighted average common shares outstanding:
Basic	41,811,821	41,533,020	41,775,152	41,355,812
Diluted	41,811,821	43,116,678	41,775,152	43,393,429

(1)  Amounts include stock-based compensation expense as follows:

Cost of online revenue	$95	$265	$407	$406
Cost of events revenue	64	53	117	100
Selling and marketing	1,479	1,057	4,285	3,796
Product development	89	140	352	420
General and administrative	2,521	648	4,331	2,107

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in $000’s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)

Net income (loss)	$(1,438)	$707	$(4,289)	$1,323
Interest income (expense), net	130	248	194	934
Provision for (benefit from) income taxes	12	1,718	(283)	1,736
Depreciation	510	579	1,544	1,884
Amortization of intangible assets	1,166	1,259	3,562	4,071
EBITDA	120	4,015	340	8,080
Stock-based compensation expense	4,248	2,163	9,492	6,829
Adjusted EBITDA	$4,368	$6,178	$9,832	$14,909

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to Adjusted Net Income per Share

(in $000's, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)

Net income (loss)	$(1,438)	$707	$(4,289)	$1,323
Amortization of intangible assets	1,166	1,259	3,562	4,071
Stock-based compensation expense	4,248	2,163	9,492	6,829
Impact of income taxes	1,499	571	3,497	3,728
Adjusted net income	$2,477	$3,558	$5,268	$8,495

Net income (loss) per diluted share	$(0.03)	$0.02	$(0.10)	$0.03
Weighted average diluted shares outstanding	41,811,821	43,116,678	41,775,152	43,393,429

Adjusted net income per share	$0.06	$0.08	$0.12	$0.20
Adjusted weighted average diluted shares outstanding	41,811,821	43,116,678	43,939,888	43,393,429
Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	1,721,684	—	1,164,736	—
Weighted average diluted shares outstanding	41,811,821	43,116,678	41,775,152	43,393,429